UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2004

Hythiam, Inc.
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        (Exact name of registrant as specified in its charter)

Delaware --------------- (State or other jurisdiction of incorporation)	333-58246 --------------- (Commission File Number)	88-0464853 --------------- (IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025
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        (Address of principal executive offices, Zip Code)

(310) 444-4300
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        (Telephone number, including area code)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

            Written  communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
               (17 CFR 240.24d-2(b))

           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
               (17 CFR 240.23e-4(c))

ITEM 1.01      Entry into a Material Definitive Agreement

         On October 15, 2004, Hythiam, Inc. (the "Company") entered into a five-year technology license and administrative services agreement (the "Agreement") with Memorial Hermann Prevention and Recovery Center in Houston, Texas ("Memorial Hermann"). The Agreement grants Memorial Hermann a one-year exclusive license in the greater Houston area, with annual extensions for two additional years and a first right of offer for additional service areas consisting of Galveston and San Antonio, Texas, under certain conditions.

         Under the terms of the Agreement, the Company will provide to Memorial Hermann licensed technology and administrative services, including intellectual property, data collection and reports, marketing services and aftercare services related to the Company's proprietary treatment protocols for addictions to alcohol, cocaine, methamphetamine and other addictive stimulants. Fees for services provided are set based on a per-patient fee schedule.

        There is no relationship between the Company or its affiliates and any of the parties to the Agreement other than in respect of the Agreement.

ITEM 7.01       Regulation FD Disclosure

         On October 18, 2004, Hythiam, Inc. issued a press release announcing that the company has licensed its proprietary HANDS Treatment ProtocolTM to Memorial Hermann. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

ITEM 9.01      Financial Statements and Exhibits

         (c) Exhibits

         99.1     Press release dated October 18, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: October 18, 2004	HYTHIAM, INC. By: /S/ CHUCK TIMPE ———————————————————— Chuck Timpe Chief Financial Officer